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                           VOTING AND TENDER AGREEMENT

         THIS VOTING AND TENDER AGREEMENT (this "AGREEMENT"), dated as of April 2, 2001, is by and among HARRIS CORPORATION, a Delaware corporation ("ACQUIROR"), MANATEE MERGER CORP., a Delaware a corporation and a wholly owned subsidiary of Acquiror ("ACQUIROR SUB"), and the undersigned stockholder (the "STOCKHOLDER") of Exigent International, Inc., a Delaware corporation (the "TARGET").

         WHEREAS, Acquiror, Acquiror Sub and the Target, propose to enter into an Agreement and Plan of Merger dated as of even date herewith (as the same may be amended or supplemented, the "MERGER AGREEMENT") to provide for (i) the making of a cash tender offer (as such offer may be amended from time to time, the "OFFER") by Acquiror Sub for any and all shares of common stock, $0.01 par value, of the Target (the "SHARES") at the Per Share Amount, and (ii) the merger of the Target and Acquiror Sub (the "MERGER");

         WHEREAS, unless otherwise set forth herein or unless the context requires otherwise, capitalized terms used herein shall have the meaning assigned to such term in the Merger Agreement;

         WHEREAS, the Stockholder legally and/or beneficially owns that number of Shares appearing on the signature page hereof (such Shares, as they may be increased upon any acquisition of legal or beneficial ownership of other Shares, including upon purchase or upon exercise of any option or warrant to purchase Shares, as they may be adjusted by any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Target being referred to herein as the "ACQUIROR SUBJECT SHARES"); and

         WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Acquiror and Acquiror Sub have requested that the Stockholder enter into this Agreement;

         NOW, THEREFORE, to induce Acquiror and Acquiror Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Acquiror and Acquiror Sub as follows:

                  (a) AUTHORITY. The Stockholder has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated to be taken by Stockholder hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture,



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lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. Except for informational filings with the SEC, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

                   (b) THE ACQUIROR SUBJECT SHARES. The Stockholder has good and marketable title to the Acquiror Subject Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder owns no Shares other than the Acquiror Subject Shares. The Stockholder owns options to purchase Shares as described in Section 3.10 of the Target Disclosure Schedule of the Merger Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB. Acquiror and Acquiror Sub hereby represent and warrant to the Stockholder that each of Acquiror and Acquiror Sub has all requisite corporate power and authority to enter into this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Merger Agreement by Acquiror and Acquiror Sub, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Acquiror and Acquiror Sub. This Agreement and the Merger Agreement have been duly executed and delivered by Acquiror and Acquiror Sub and constitutes valid and binding obligations of Acquiror and Acquiror Sub enforceable in accordance with their respective terms.

         3. COVENANTS OF THE STOCKHOLDER. The Stockholder agrees as follows:

                  (a) At any meeting of stockholders of the Target called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Acquiror Subject Shares, in favor of the Merger, the approval of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

                  (b) At any meeting of stockholders of the Target or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Acquiror Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Target or any other Business Combination Proposal or (ii) any amendment of the Target's Certificate of Incorporation or By-laws or other proposal or transaction involving the Target


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or any of its affiliates, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

                  (c) The Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, pledge, assignment or other disposition of, the Acquiror Subject Shares to any person other than Acquiror Sub or Acquiror Sub's designee or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection, directly or indirectly, with any Business Combination Proposal.

                  (d) So long as the Merger Agreement has not been terminated and the Offer is not amended in a manner prohibited by the Merger Agreement), the Stockholder shall tender pursuant to the Offer, and not withdraw, all of the Shares owned by him.

                  (e) The Stockholder hereby consents and agrees that upon the Effective Time, each outstanding Option held by him shall be canceled, and that the Stockholder shall be entitled to receive from Acquiror Sub at the same time as payment for the Shares is made by the Acquiror Sub in connection with the Merger, in consideration for the cancellation of such Option, an amount in cash equal to the product of (i) the number of Shares previously subject to such Option and (ii) the excess, if any, of the Per Share Amount over the exercise price per Share previously subject to such Option.

         4. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Acquiror Sub may assign any or all of its rights, interests and obligations hereunder, in its sole discretion, to Acquiror or, with the consent of the Stockholder, which consent shall not be unreasonably withheld or delayed, to any direct or indirect wholly owned subsidiary of Acquiror. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and, in the case of the Stockholder, the heirs, executors and administrators of the Stockholder.

         5. TERMINATION. This Agreement shall terminate upon the earliest of the following events (each a "TERMINATION EVENT"):

                  (a) the Effective Time;

                  (b) the termination of the Merger Agreement pursuant to
Section 8.01 thereof, provided, however, in the event the Merger Agreement is terminated pursuant to the following provisions of the Merger Agreement, 90 days after such termination:

                           (i) a termination under Section 8.01(c) thereof
because the Board of Directors of the Target or any committee thereof has withdrawn or modified its approval or recommendation of the Offer, the Merger or the Merger Agreement, as provided in paragraph d of Annex A to the Merger Agreement, or because the Board of Directors of the Target or any committee



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thereof has adopted a resolution to effect any of the foregoing, as provided in paragraph d of Annex A to the Merger Agreement, if prior to the time of such withdrawal or modification, or the adoption of such resolution, a Superior Proposal shall have been made; or

                           (ii) a termination under Section 8.01(c) thereof
because the Board of Directors of the Target or any committee thereof has approved or recommended a Superior Proposal, as provided in paragraph d of Annex A to the Merger Agreement, or because the Board of Directors of the Target or any committee thereof has adopted a resolution to effect such approval or recommendation, as provided in paragraph d of Annex A to the Merger Agreement; or

                           (iii) a termination of the Merger Agreement under
Section 8.01(d)(ii) thereof;

                  (c) the amendment of the Merger Agreement in a manner adverse to the Stockholder without the Stockholder's consent, which consent shall not be unreasonably withheld or delayed; or

                  (d) the failure of the Acquiror Sub to make the Offer in accordance with the Merger or failure to comply with the terms of such Offer.

         6. NO LIMITATIONS ON ACTIONS OF THE STOCKHOLDER AS A DIRECTOR, OFFICER OR EMPLOYEE. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Stockholder to take or in any way limit any action that the Stockholder may take to discharge the Stockholder's duties as a director, officer or employee of the Target, including fiduciary duties.

         7. RELIANCE ON COUNSEL AND OTHER ADVISORS. Each of the parties hereto has consulted with such legal, financial, technical or other experts it deems necessary or desirable before entering into this Agreement. Each of the parties hereto represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement. None of the parties hereto has relied upon any oral representations of the other party in entering into this Agreement.

         8. GENERAL PROVISIONS.

                  (a) EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  (b) SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be



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an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, none of the parties will allege, and each of the parties hereby waives the defense, that there is an adequate remedy at law.

                  (c) JURISDICTION; VENUE. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Florida in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non convenience or any other objection to venue therein).

                  (d) NOTICE. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally, (ii) if transmitted by Fax when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier, when received; and shall be addressed as follows:

                           if to Acquiror or Acquiror Sub, to:

                           Harris Corporation
                           1025 West NASA Blvd.
                           Melbourne, FL  32919
                           Attention:  Scott I. Mikuen, Esq.
                           Facsimile: 321-727-9234

                           with a copy (which shall
                           not constitute notice) to:

                           Holland & Knight LLP
                           50 North Laura Street, Suite 3900
                           Jacksonville, FL  32202
                           Attention:  T. Malcolm Graham, Esq.
                           Facsimile:  904-358-1872



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                           if to the Stockholder, to:

                           Bernie Smedley
                           295 Hwy A1A, #205
                           Satellite Beach, FL  32937

or to such other address as such party may indicate by a notice delivered to the other parties in accordance with this section.

                  (e) PARTIES IN INTEREST. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than Acquiror, Acquiror Sub or the Stockholder, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

                  (f) ENTIRE AGREEMENT; AMENDMENTS; WAIVER. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

                  (g) HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when such counterparts have been signed by each of the parties hereto and delivered to each of the other parties.

                  (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

                  (j) CAPITALIZED TERMS. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Merger Agreement.



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                  (k) SEVERABILITY. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                  (l) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE (l).



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         IN WITNESS WHEREOF, each of Acquiror and Acquiror Sub has caused this
Agreement to be signed by its officer thereunto duly authorized and the Stockholder has signed this Agreement, all as of the date first written above.

                                           HARRIS CORPORATION

                                           By: /s/ Robert K. Henry
                                              ---------------------------------
                                           Name: Robert K. Henry
                                           Title: President, Government
                                                 Communications Systems Division


                                           MANATEE MERGER CORP.

                                           By: /s/ Robert K. Henry
                                              ---------------------------------
                                           Name: Robert K. Henry
                                           Title: Vice President


                                           BERNIE SMEDLEY

                                           By: /s/ Bernie Smedley
                                               --------------------------------
                                           Name: Bernie Smedley

                                           Number of Shares owned by the
                                           Stockholder on the date hereof:

                                                       139,100


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